Confidential Treatment has been requested with respect to portions of the agreement indicated with an asterisk [*]. A complete copy of this agreement, including the redacted terms, has been separately filed with the Securities and Exchange Commission.


                              E COMMERCE AGREEMENT
                              --------------------

     THIS E - Commerce Agreement dated the 1st day of February, 1999 by and between Global Sports Interactive, Inc., a Pennsylvania corporation (hereinafter referred to as "GSI") with an address of 555 South Henderson Road, King of Prussia, PA 19406 and Michigan Sporting Goods Distributors, Inc., a Michigan corporation (hereinafter referred to as "Retailer") with an address of 3070 Shaffer S.E., Grand Rapids, Michigan, 49512.

                             W I T N E S S E T H:

     WHEREAS, GSI is in the business of creating and operating all aspects of an E-Commerce Shopping Experience, including servicing and fulfilling the on-line retail sales of selected merchants; and

     WHEREAS, Retailer desires to enter into an exclusive agreement with GSI pursuant to which GSI will act as an Outsourcing Company providing the Retailer's on-line customers the complete E-Commerce Shopping Experience, all upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

1.   DEFINITIONS.  As used herein, the following terms shall have the following
     -----------
     meaning:

     1.1 "Advertising Co-op and Discretionary Funds" shall mean amounts earned by or allocated to the Retailer by its vendors, the purpose of which is to advertise that vendor's brand or to use at the Retailer's discretion.

     1.2 "Anticipation Discounts" shall mean discounts granted by a vendor to a retailer in exchange for the retailer's payment of an invoice prior to the retailer's usual terms of payment.

     1.3 "Categories" shall mean the various types of product groups (e.g. athletic footwear, camping, in line skates, etc.) offered for sale by the Retailer in its Land Based stores.

     1.4 "Closeout Merchandise" shall mean end of season or excess merchandise that is priced at a greater than normal discount.

     1.5 "Complete URL Integration" shall mean the display of Retailer's URL in all of Retailer's marketing and communications.

     1.6 "Confidential Information" shall mean as that term is defined in paragraph 7.1 of this Agreement.

     1.7 "Cross Promotion" shall mean the use of the Retailer's URL, name and logo on other than the Retailer's Web Site for the purpose of promoting the Retailer's Web Site.

     1.8 "Customary Pricing Structure" shall mean the policy generally employed by the Retailer in determining the prices of merchandise in its Land Based Stores.

     1.9 "Customer Data" shall mean as that term is defined in paragraph 4.1 of this Agreement.

     1.10 "Data Bases" shall mean as that term is defined in paragraph 4.2 of this Agreement.

     1.11 "Defective Allowance" shall mean a discount granted by a manufacturer to a retailer as a result of defective merchandise received by the retailer and pursuant to which, the retailer also retains the merchandise.

     1.12 "Disclosing Party" shall mean the party disclosing Confidential Information.

     1.13 "Domain Name" shall mean as that term is defined in paragraph 1.1 of the Web Site Development Agreement (as hereinafter defined).

     1.14 "E-Commerce" shall mean the Retailer's specific business conducted through the Internet.

     1.15 "E-Commerce Orders" shall mean the orders for merchandise placed by customers of the Retailer's Web Site.

     1.16 "E-Commerce Outsourcing Partner" shall mean GSI.

     1.17 "E-Commerce Shopping Experience" shall mean the shopping for and purchasing of merchandise through the Internet.

     1.18 "Flight Date" shall mean the date on which Retailer's advertising is scheduled to run for the first time.

     1.19 "Force Majeure Event" shall mean as that term is defined in Article 18 of this Agreement.

     1.20 "GSI Content" shall mean as defined in paragraph 1.6 of the Web Site Development Agreement.

     1.21 "In Line Merchandise" shall mean current merchandise available to be carried by the Retailer in its Land Based Stores from Retailer's current or future vendors.

     1.22 "Internet" shall mean the collection of interconnected networks that all use the TCP/IP protocols.

     1.23 "Land Based Stores" shall mean the Retailer's traditional stores located in shopping districts, strip shopping centers and shopping malls.

     1.24 "Land Based Stores Gift Certificates" shall mean gift certificates offered for sale on the Retailer's Web Site for merchandise sold only in Retailer's Land Based Stores.

     1.25 "Launch Date" shall mean the date on which GSI commences operation of the Retailer's Web Site to the public.

     1.26 "Markdowns" shall mean merchandise in Retailer's inventory offered for sale at less than the price it was originally offered for.

     1.27 "Milestone Delivery Schedule" shall mean as defined in paragraph 1.5 of the Web Site Development Agreement.

     1.28 "On Line Customer Loyalty Programs" shall mean programs established to encourage repeat business from on line customers.

     1.29 "On Line Merchandise" shall mean merchandise to be sold on the Retailer's Web Site.

     1.30 "Outsourcing Company" shall mean a company which provides E-Commerce Services for traditional Retailers.

     1.31 "Price Matching" shall mean a Retailer's policy pursuant to which it addresses another retailer's lower price on a particular item of merchandise.

     1.32 "Production Schedule" shall mean as defined in paragraph 1.9 of the Web Site Development Agreement.

     1.33 "Project Manager" shall mean an employee of Retailer's who is assigned exclusively to work with GSI in supplying GSI with Retailer Content, except as may otherwise be permitted pursuant to paragraph
           3.14 below.

     1.34 "Receiving Party" shall mean the party receiving Confidential Information.

     1.35 "Retailer Content" shall mean as defined in paragraph 1.10 of the Web Site Development Agreement.

     1.36 "Retailer's Net Cost" shall mean the amount paid by the Retailer for merchandise from its vendors after deductions for Defective Allowances, volume allowances, freight allowances and any trade discounts offered by vendors, but excluding cash or anticipation discounts and any marketing funds granted to Retailer by a manufacturer as an overall marketing allowance.

     1.37 "Retailer's Warehouse" shall mean the place at which Retailer receives delivery of merchandise from its vendors.

     1.38 "Revenue Share" shall mean as defined in paragraph 3.8 of this Agreement.

     1.39 "Special Makeups" shall mean merchandise manufactured for the Retailer exclusively.

     1.40  "Term" shall be as defined in Section 2.2 of this Agreement.

     1.41 "Term Year" shall mean a consecutive twelve month period occurring during the Term, the first of which shall commence on the Launch Date and terminate twelve months thereafter, and subsequently shall occur every twelve months thereafter.

     1.42  "URL" shall mean the address of the Web Site on the Internet.

     1.43  "Web" shall mean the World Wide Web.

     1.44 "Web Site" shall mean as defined in paragraph 1.11 of the Web Site Development Agreement.

     1.45 "Web Site Development Agreement" shall mean the agreement by and between GSI and Retailer attached to this Agreement as Exhibit "A".

2.   AGREEMENT AND TERM
     ------------------

     2.1   Agreement.  During the Term GSI shall provide the Retailer with those
           ---------
           Web Site services as hereinafter specified.

     2.2   Term.  The Term of this Agreement shall commence upon the execution
           ----
           of this Agreement by both parties and shall expire [*] years after the Launch Date ("Expiration Date") without any notice. GSI shall use reasonable efforts to advise Retailer ten days prior to the expected Launch Date. The Launch Date shall occur between the period of October 1, 1999 and December 1, 1999 ("Commencement Period"). GSI's obligation to commence operation of the Web Site during the Commencement Period shall be contingent on Retailer complying with the deadlines set forth on the Milestone Delivery Schedule set forth on Attachment A to the Web Site Development Agreement and on the Production Schedule to be agreed upon by the parties. Retailer acknowledges the urgency of complying with the deadlines set forth in the Milestone Delivery Schedule and the Production Schedule and shall give GSI its full cooperation to ensure that such deadlines are satisfied. Notwithstanding anything contained herein to the contrary, in the event that the Retailer does not comply with such deadlines and GSI has given Retailer written notice of its failure to comply, then, for each day of such non compliance, the Commencement Period shall be extended by one day.

     2.3   Outside Launch Date. Notwithstanding anything contained herein to the
           -------------------
           contrary, in the event that the Launch Date does not occur by December 1, 2000, and the delay is not the result of the Retailer's failure to provide GSI with Retailer Content necessary to complete the Retailer's Web Site, then this Agreement shall automatically terminate and neither party shall have any further liability or obligations hereunder.

3.   OBLIGATIONS AND RIGHTS OF THE PARTIES
     -------------------------------------

     3.1   Creation of Retailer's Web Site.
           -------------------------------

           a. GSI, at no cost to the Retailer, shall create, maintain and operate a Web Site for the Retailer on the Web in accordance with the specifications attached to the Web Site Development Agreement. In connection therewith, simultaneous herewith, Retailer and GSI shall execute the Web Site Development Agreement.

           b. The Web Site shall contain the Retailer's E-Commerce Shopping Experience, the URL of which shall be www.Retailer.com. In addition, the Web Site shall contain any or all of the following information, as the Retailer shall elect: corporate information (e.g. historic background, mission statement, names of officers and directors), store locator, public financial information (e.g. SEC filings, annual reports), press releases, community programs, employment opportunities for in store or corporate positions, frequently asked questions and a "contact us" section.

           c. Following the initial completion of the Web Site, the Retailer shall have the right to update the content thereof as follows:

                    1) Employment Opportunities - GSI will provide the Retailer with the technology necessary so that the Retailer will be able to update the employment opportunity portion of the Web Site as frequently as it desires.

                    2)   Public Financial Information -


                         a) Stock Prices - Will be updated daily by a link to another web site offering such information.


                         b) SEC Filings and Annual Reports - SEC filings will be provided by a link so long as the government makes such filings available at no cost. Both SEC filings and annual reports will be provided only if available in portable document format; in the alternative, GSI will provide the consumer with a form in order to request such information from the Retailer's investor relationship department.

                    3) Store Locators - Will be updated by GSI as such information changes and is provided by Retailer.

                    4) Frequently Asked Questions - Will be updated by GSI monthly as such questions changed and are provided by Retailer.

                    5) Corporate Information - Will be updated by GSI as such information changes and is provided by Retailer.

                    6) Community Programs - Will be updated by GSI as such information changes and is provided by Retailer.

                    7) Press Releases - GSI will provide the Retailer with the technology necessary so that the Retailer will be able to post press releases on its Web site as it desires. Retailer shall defend and hold harmless GSI, its employees, officers and directors, from any liability arising from the posting of press releases on the Retailer's Web Site.

                    8) "Contact Us" Section - Will be updated by GSI as such information changes and is provided by Retailer.

     3.2  Creation and Maintenance of the Retailer's Web Site.
          ---------------------------------------------------

          GSI shall create and maintain a Web Site for the Retailer. Commencing with the execution of this Agreement and continuing through the Term, the Retailer, shall cooperate with GSI so as to enable GSI to create and maintain for the Retailer's consumers, the Retailer's Web Site. In connection therewith, the Retailer shall supply GSI with the Retailer Content (as that term is defined in the Web Site Development Agreement) required pursuant to the terms of the Web Site Development Agreement. This shall include, but not be limited to printed marketing information, data, text, audio files, video files, graphics and other assets necessary to create and maintain the Retailer's Web Site.

     3.3  Sale of Merchandise on the Retailer's Web Site.
          ----------------------------------------------

          a. GSI shall have the right to offer for sale on the Retailer's Web Site all Categories of merchandise offered for sale by the Retailer in its Land Based Stores, as permitted by Retailer's vendors; provided however, in no event shall GSI offer firearms for sale on the Retailer's Web Site, or any Category of merchandise considered immoral, pornographic or offensive in Retailer's reasonable opinion.

          b. Within the Categories, GSI shall have the right to offer for sale:

                    1) current in line merchandise ordered by the Retailer from its vendors; and

                    2) current in line merchandise not carried by the Retailer in its Land Based Stores, but available in those Categories carried by the Retailer; provided however, no products will be offered for sale on Retailer's Web Site which the Retailer would not be authorized to sell by the manufacturer in its Land Based Stores; and

                    3)   Special Make-Ups; and

                    5)   Closeout Merchandise; and

                    6)   Markdowns of Retailer's inventory

                    7)   Gift Certificates for On Line Merchandise

                    (Items 1) through 7) are hereinafter referred to as "On Line Merchandise"]

          c. In addition, GSI shall have the right to offer for sale Land Based Stores Gift Certificates for merchandise available in the Retailer's Land Based Stores. These certificates shall be provided to GSI on consignment as set forth in Paragraph 3.6 below.

          d. Notwithstanding anything contained herein to the contrary, in those instances where Retailer is required to order merchandise for GSI from a vendor, Retailer shall not be required to do so if it would violate the terms of any written dealer agreement which Retailer may have with a vendor or any verbal dealer agreement which Retailer may have with a vendor if such verbal agreement provides that the Retailer may sell that vendor's brands in only certain Land Based Stores designated by the vendor; provided however, Retailer shall use its best efforts to obtain all consents required to permit the sale of such merchandise on the Retailer's Web Site.

     3.4  Prices of On-Line Merchandise. GSI shall offer the On-Line Merchandise
          -----------------------------
          for sale on the Retailer's Web Site on the following basis:

          a. If the On-Line Merchandise is the same as offered for sale in the Retailer's Land Based Stores, then it shall be offered for sale on-line [*]. In order to facilitate this pricing, Retailer shall [*]; provided however, [*] Retailer acknowledges that this is essential in order to [*].

          b. If the On-line Merchandise is not offered for sale in the Retailer's Land Based Stores, then, [*].

          c. If the Retailer offers the same merchandise at different prices in its Land Based Stores, then [*] but in no event at [*].

          d. GSI shall add all applicable taxes and at its discretion, may add reasonable handling and delivery charges which are consistent with industry practice; provided however, GSI shall not charge Retailer's customers any more for shipping and handling than it charges any other retailer's customers.

          e. In order to ensure that GSI may [*] Retailer shall furnish GSI with copies of all [*] at least [*] prior to its [*] if possible, and in all other cases, promptly after [*] is available.

          f. The parties shall cooperate with each other so that the entire pricing process between GSI and Retailer may be accomplished electronically.

          g. Retailer acknowledges that GSI, unless it elects to do so, [*]. In such event, [*] shall have the right to [*]

     3.5  GSI's Supply of On Line Merchandise.
          -----------------------------------

          a.   Invoicing and Shipping of On Line Merchandise.
               ---------------------------------------------

               1) At such time as directed by GSI, the Retailer shall notify its vendors of In Line Merchandise, Special Make-Ups and Closeouts, that a) GSI is the Retailer's E - Commerce Outsourcing Partner; b) the vendors, for the benefit of the Retailer, should sell their merchandise to GSI at the same prices, with the same Advertising Co-op and Discretionary Funds and on the same terms and conditions as they sell their merchandise to Retailer; and c) such merchandise should be shipped and invoiced directly to GSI. The form of such notification shall be prepared by GSI and approved by Retailer, such consent not to be unreasonably delayed or withheld.

               2) In the event that a vendor deems it more efficient to invoice Retailer for such merchandise, then the Retailer shall place the order for GSI, invoice GSI at Retailer's Net Cost, and GSI shall pay Retailer within thirty days of shipment to GSI. In such instances, GSI shall also pay the Retailer its pro rata share (based upon that portion of the shipment purchased by the Retailer for GSI as it relates to the entire shipment received by the Retailer from that vendor) of the actual freight costs from the manufacturer to the Retailer's point of receipt and the actual freight costs from the Retailer's point of receipt to GSI's fulfillment facility. Further, for such merchandise which GSI purchases from Retailer at Retailer's Net Cost, if the purchases in any Term Year exceed [*] then GSI shall pay an annual administrative fee equal to [*] of those purchases in excess of [*]; provided however, should the purchases in any Term Year exceed [*], then Retailer shall have no obligation to order any additional merchandise on GSI's behalf during that Term Year. Such administrative fee shall be added to Retailer's invoices to GSI for merchandise purchased by GSI from Retailer.

               3) At such time as the annual purchases exceed [*], and until any balance owing to Retailer is reduced below [*], Retailer may request GSI to secure such orders with a letter of credit ("Letter of Credit") drawn on a lending institution reasonably acceptable to Retailer. In addition, should Retailer become dissatisfied with GSI's financial condition applying reasonable commercial standards, then Retailer may refuse to order merchandise for GSI unless Retailer secures such orders with a Letter of Credit or provides Retailer with other collateral reasonably acceptable to Retailer.

          b.   In Line Merchandise.   The Retailer shall advise GSI, no later
               -------------------
               than two business days of placing a purchase order with a vendor, of the Category, item ordered, net cost, Retailer's retail price and expected day of delivery to the Retailer's Warehouse.

          c.   Special Make-Ups.  No later than two business days after ordering
               ----------------
               Special Make-Ups, Retailer shall advise GSI and furnish GSI with a sample of the Special Make-Ups and advise GSI of the net cost, color selection and size range. GSI shall have the right to purchase up to [*] per cent of the Special Make-Up, proportionately as to size and color, as ordered by the Retailer, at Retailer's Net Cost. GSI shall have five business days to advise Retailer whether it desires to order any of the Special Make-Ups and, if so, the quantity thereof.

          d.   Closeout Merchandise.  Retailer shall advise GSI no later than
               --------------------
               two business days after issuing a purchase order for Closeout Merchandise from a vendor. At that time, Retailer shall advise GSI of the cost, sizes and colors available and GSI shall have two business days to advise Retailer that it will purchase, at Retailer's Net Cost, up to [*] per cent of the Closeout Merchandise to be received by Retailer, proportionately as to size and color, as ordered by Retailer.

               Notwithstanding anything contained herein to the contrary, GSI recognizes that there may be instances where there will be an insufficient amount of a particular item of Closeout Merchandise to warrant selling such merchandise on line. In such instances the Retailer shall not be required to offer such items of Closeout Merchandise to GSI to sell on line; provided however, the Retailer acknowledges that GSI does not anticipate that this will occur on a regular basis and this should be the exception rather than the usual occurrence.

          e.   Markdowns.  In the event that the Retailer has available
               ----------
               Markdowns which it would like to offer for sale on its Web Site solely at its discretion, it shall notify GSI and ship the Markdowns to GSI's fulfillment center. The Markdowns shall be shipped to GSI on consignment only. Retailer shall set the selling prices on the Markdowns; provided however, that GSI shall have no obligation to offer any Markdowns for sale on the Retailer's Web Site which GSI deems, in its sole discretion, would be inappropriate. Retailer shall receive [*] of the proceeds received from the sale of any Markdowns when sold, which shall be calculated as follows: [*] of the sale price plus the Retailer's [*] Revenue Share. By way of example only, if Retailer consigns an athletic shoe to GSI with an original price of $75.00 and a Markdown price of $50.00, if the Markdown is sold, Retailer shall receive [*] ([*] of $50.00 and [*] of $50.00). GSI shall account to Retailer for the sale of any Markdowns at the same time that it accounts to the Retailer for Retailer's Revenue Share.

          f.   Administrative and Handling Fee.  With respect to any merchandise
               -------------------------------
               purchased by GSI pursuant to paragraphs 3.5 c. or d. above, on which Retailer is first required to accept delivery and repack for shipment to GSI, Retailer shall be paid an administrative fee equal to [*] of GSI's purchase order (excluding freight and taxes).

          g. The parties shall cooperate with each other so that the entire process set forth in paragraphs 3.5 a, b, c, d, and e between GSI and Retailer may be accomplished electronically.

     3.6  Land Based Stores Gift Certificates. GSI shall offer for sale on the
          -----------------------------------
          Retailer's Web Site gift certificates for merchandise in Retailer's Land Based Store. Retailer shall furnish such gift certificates to GSI on consignment. GSI shall remit to Retailer [*] of all proceeds received from the sale of Land Based Stores Gift Certificates, the balance being retained by GSI as its fee and to cover all costs, including credit card fees. GSI shall account to Retailer for all sales of such certificates at the same time as it accounts to Retailer for Retailer's Revenue Share.

     3.7  Processing of Customer Orders. GSI shall be solely responsible for
          -----------------------------
          processing all E - Commerce business. GSI will promptly process E - Commerce Orders received from the Retailer's Web Site. GSI shall take the customer's credit card number at such time as the merchandise is ordered. GSI shall charge the customer's credit card at the time the merchandise is shipped. The order will appear on the customer's credit card under the name of "Retailer.com" and proceeds shall be deposited into GSI's designated bank account for full credit to GSI. GSI will make all arrangements for delivery of merchandise purchased on the Retailer's Web Site.

     3.8  Payment and Accounting of Revenue Share to Retailers.
          ----------------------------------------------------

          The Retailer shall receive a [*] per cent share of the revenue ("Revenue Share") on the amount of all E - Commerce Orders (excluding taxes, delivery, handling, and net of returns); provided, however, should [*]. Within fifteen (15) days of the end of each calendar month during the Term, GSI shall account to the Retailer for the sale of all On Line Merchandise from the Retailer's Web Site. At the time of such accounting, GSI shall remit to the Retailer its Revenue Share earned from the sale of On Line Merchandise on the Retailer's Web Site during the prior month.

          Within ninety (90) days of the end of each calendar year, GSI shall provide the Retailer with a statement certified by its independent auditors and setting forth the Revenue Share earned by the Retailer during the prior calendar year. For a period of one year after the Retailer receives such certified statement from GSI, Retailer, on one occasion, shall have the right to audit the books and records of GSI with respect to the Retailer's Revenue Share earned during the calendar year to which the certified statement relates. Such audit shall be conducted at GSI's principal office located in the continental United States on two weeks prior notice to GSI. In the event that the audit reveals that the Revenue Share was understated, GSI shall within thirty days of completion of the audit, pay to the Retailer the remaining balance of the Revenue Share for the period audited plus interest at the prime rate of interest as provided for in The Wall Street Journal on the date of the audit's certification. In addition, in the event that the audit reveals that the Revenue Share is understated by more than [*] per cent for the calendar year in question, GSI shall pay the additional amount owing and pay for the reasonable audit costs and this shall be Retailer's sole remedy.

     3.9  Service of On Line Customers. GSI shall be responsible for providing
          ----------------------------
          all customer service relating to sales from the Retailer's Web Site.

     3.10 Return of On Line Merchandise. GSI's return policy shall be consistent
          -----------------------------
          with the Retailer's return policy, or, at GSI's option, more liberal than Retailer's policy. With each shipment of merchandise, GSI shall specifically instruct all customers that all merchandise purchased on line may not be returned to the Retailer's Land Based Stores and may only be returned in accordance with the instructions enclosed; provided however, in the rare instance a customer desires to return On Line Merchandise to one of the Retailer's Land Based Stores, the Retailer, in order to maximize customer relations, shall accept such merchandise for return in accordance with the Retailer's return policy, and return the merchandise to GSI's fulfillment center. At the next such time that GSI pays the Retailer pursuant to paragraph 3.8 above, and upon receipt of such merchandise, GSI shall credit the Retailer the amount refunded by the Retailer to the customer and the actual freight charges incurred by Retailer in order to return the merchandise to GSI.

     3.11 On Line Customer Loyalty Programs. GSI shall have the right to
          ---------------------------------
          establish On Line Customer Loyalty Programs in order to encourage continued on line purchases. Customer Loyalty Programs established by GSI shall be used only in connection with on line purchases and Retailer's customer loyalty programs shall be used only in connection with purchases at the Retailer's Land Based Stores.

     3.12 Cross Promotion. With Retailer's consent, not to be unreasonably
          ---------------
          withheld or delayed, GSI shall have the right to use Retailer's URL, name and logo to cross promote Retailer's Web Site with other businesses in order to promote Retailer's Web Site; provided however, GSI shall not promote Retailer's Web Site on any other sporting good retailer's web site, or on any other web site which would generally be considered immoral, pornographic or offensive.

     3.13 Price Matching. In the event that the Retailer, at its Land Based
          --------------
          Stores offers a "Price Matching" policy, GSI's management shall have the right to use and adopt such policy for the Retailer's Web Site; provided however, GSI shall not under any circumstance, advertise or market the availability of this policy, and may offer it to customers only in GSI's sole discretion.

     3.14 Project Manager. Within thirty days of the execution of this
          ---------------
          Agreement, but in no event later than sixty days after such execution, Retailer, at its expense, shall hire or reassign one of its existing employees, to act as Project Manager to work exclusively with GSI in creating and maintaining the Retailer's Web Site. Commencing with the Project Manager's hiring and continuing through the Term, the Project Manager shall be the Retailer's liaison with GSI and shall be responsible for supplying GSI with the Retailer Content and such other information as may reasonably be required of the Retailer in order to create and maintain the Retailer's Web Site in the most efficient manner. Notwithstanding anything contained herein to the contrary, at such time as the Retailer's Web Site is operating in accordance with the terms of this Agreement, the Project Manager may attend to other duties for the Retailer provided that at no time shall the Project Manager fail to perform the functions required of the Project Manager hereunder to the satisfaction of GSI, as determined by GSI in its sole discretion.

4.   ON-LINE DATA AND DATABASES
     --------------------------

     4.1   Ownership of Data. Any and all data ("Customer Data") related to
           -----------------
           Retailer's customers (including customer names and other identifying information such as addresses, phone numbers and e-mail addresses, credit card numbers, and descriptions of the items and quantities of items purchased) that is collected by GSI shall be owned [*].

     4.2   Ownership of Databases. All data structures, data schema, database
           ----------------------
           dictionaries, attributes, validation tests for each element, table sizes and formats, access requirements, data dependencies and other elements involving the storage of Data on the Web Site and all refinements, updates, releases, improvements and enhancements thereto, all intellectual property rights embedded therein and all applications created specifically for use of the data and Retailer Content (collectively, the "Databases") shall, as between GSI and Retailer, be the sole and exclusive property of GSI.

     4.3   Delivery of Customer Data to Retailer. From time to time, but no more
           -------------------------------------
           than four (4) times per calendar year, Retailer may request that GSI provide to Retailer any or all of the following information collected from the Customer Data:
                 a.   customer's names;
                 b.   customer's addresses;
                 c.   customer's phone number;
                 d.   customer's e-mail address;
                 e.   items purchased;
                 f.   amount spent;
                 g.   information as to how customer reached Web Site;
                 h.   refers;
                 i.   unique visitors to site;
                 j.   page views per site;
                 k.   top ten most viewed pages;
                 l.   bottom ten least viewed pages;

                 m.   time of day traffic patterns;
                 n.   sales by product and brand;
                 o.   customer comments and complaints;
                 p.   additional information at GSI's discretion.

           Upon receipt of such request, GSI shall provide the Customer Data to Retailer in a mutually agreeable, commercially standard format, either via diskette, CD-ROM, electronically, or via another mutually agreeable method. GSI shall use commercially reasonable efforts to ensure that the Customer Data provided to Retailer accurately and completely reflects the Customer Data in the Web Site, but GSI shall have no obligation to check the accuracy, validity or integrity of the Customer Data and except as set forth in this Section 4.3, the Customer Data is provided "AS-IS".

     4.4   Restrictions on Use of Customer Data. Each party shall treat the
           ------------------------------------
           Customer Data as Confidential Information of the other party in accordance with the provisions of Article 7. Neither party may sell, lend, or license the Customer Data to third parties without the prior written consent of the other party, which consent may be withheld at the sole discretion of the other party; provided however, Retailer grants to GSI the right to combine all retailers' Customer Data to form trends and overall research as to the on line shopping habits of consumers. At Retailer's request, GSI shall make such aggregated information, which is not retailer specific in any manner, available to Retailer for Retailer's own use. Such information shall be considered Confidential Information in Retailer's possession and may not be disclosed by Retailer to any third party.

     4.5   Reporting of Customer Sales. Notwithstanding anything contained
           ---------------------------
           herein to the contrary, commencing three months after the Launch Date, GSI shall provide Retailer with an application pursuant to which Retailer will be able to obtain on line, information concerning its sale of On Line Merchandise during the prior week.


5.   ADVERTISING AND MARKETING
     -------------------------
     The Retailer shall,commencing no later than October 1, 1999, and continuing during the Term, at no cost to GSI provide for Complete URL Integration in its advertising and marketing by:

     5.1 prominently including as part of all of its print media (including but not limited to newspapers, periodicals, circulars, billboards, print materials, letterhead, business cards, shopping bags, cash register receipts and arena advertising) its URL, www.Retailer.com.; and

     5.2 prominently including, at the end of its television advertising, its URL; and

     5.3   mentioning its URL at the end of all radio advertisements.

     All advertisements and marketing appearing in newspapers, circulars and periodicals shall contain the following disclaimer: "Merchandise offered on line may differ slightly from our retail stores".

6.   ADVERTISING COOP AND DISCRETIONARY FUNDS
     ----------------------------------------

     6.1 During the Term, GSI shall use all Advertising Co-op and Discretionary Funds received by GSI directly from vendors as a result of the purchase of merchandise for the Retailer's Web Site exclusively, to promote the Retailer's Web Site, as GSI shall elect. All such proposed advertisements shall be submitted to the Retailer for the Retailer's approval as to content and design. The Retailer shall have forty eight hours from receipt to either approve or disapprove. In the event that the Retailer disapproves, it shall advise GSI specifically as to why and GSI shall attempt to address the Retailer's concerns and resubmit the proposal to Retailer for its approval, which shall again have forty eight hours from receipt to approve or disapprove. This procedure shall continue until the advertisement has been approved or replaced. In all instances where approval is requested of the Retailer, in the event the Retailer does not respond within the aforementioned forty eight hours, Retailer shall be deemed to have granted approval.

     6.2 Any Advertising Co-op and Discretionary Funds received by the Retailer through the Retailer's purchase of product for GSI, ultimately for the Retailer's Web Site, may be retained by the Retailer; provided however, Retailer acknowledges that it is preferential for Retailer's vendors to sell to GSI directly and Retailer shall use its best efforts to so convince its vendors, ultimately simplifying the purchasing process.

     6.3 Retailer shall retain from vendors any non item driven marketing funds. Retailer authorizes GSI to seek incremental marketing funds from vendors related solely to Web Site activity. Any such incremental marketing funds shall belong exclusively to GSI and shall be used in accordance with paragraph 6.1 above.


7.   CONFIDENTIALITY
     ---------------

     7.1   Confidential Information. Each party acknowledges that, in connection
           ------------------------
           with the performance of this Agreement, it may receive Confidential Information of the other party. For the purpose of this Agreement, "Confidential Information" shall mean information or materials that the party receiving the information (the "Receiving Party") knows or has reason to know is the confidential or proprietary information of the party disclosing the information (the "Disclosing Party"), either because such information is marked or otherwise identified by the Disclosing Party as confidential or proprietary, has commercial value, or is not generally known in the Disclosing Party's trade or industry. Confidential Information shall include, without limitation: (a) concepts and ideas relating to the development and distribution of content in any medium; (b) trade secrets, drawings, inventions, know-how, software programs, and software source documents; (c) information regarding plans for research, development, new service offerings or products, marketing and selling, business plans, business forecasts, budgets and unpublished financial statements, licenses and distribution arrangements, prices and costs, suppliers and customers; and (d) existence of any business discussions, negotiations or agreements between the parties.

     7.2   Confidentiality. The Receiving Party hereby agrees: (i) to hold and
           ---------------
           maintain in strict confidence all Confidential Information of the Disclosing Party and not to disclose it to any third party; and (ii) not to use any Confidential Information of the Disclosing Party except as permitted by this Agreement or as may be necessary for the Receiving Party to perform its obligations under this Agreement. The Receiving Party will use at least the same degree of care to protect the Disclosing Party's Confidential Information as it uses to protect its own Confidential Information of like importance, and in no event shall such degree of care be less than reasonable care. The obligations and restrictions imposed by this Article 7 shall terminate thirty (30) months after the expiration or termination of this Agreement.

     7.3   Exceptions. Notwithstanding the foregoing, the parties agree that
           ----------
           Confidential Information will not include any information that: (i) was in the public domain at the time it was communicated to the Receiving Party by the Disclosing Party; (ii) entered the public domain subsequent to the time it was communicated to the Recipient by the Disclosing Party through no fault of the Receiving Party; (iii) was in the Receiving Party's possession free of any obligation of confidence at the time it was communicated to the Receiving Party by the Disclosing Party; (iv) was rightfully communicated to the Receiving Party by a third party, free of any obligation of confidence, subsequent to the time it was communicated to the Receiving Party by the Disclosing Party; (v) was developed by employees or agents of the Receiving Party independently of and without reference to any information communicated to the Receiving Party by the Disclosing Party; or (vi) was communicated by the Disclosing Party to an unaffiliated third party free of any obligation of confidence. In addition, the Receiving Party may disclose the Disclosing Party's Confidential Information in response to a valid order by a court or other governmental body, as otherwise required by law, or as necessary to establish the rights of either party under this Agreement.

     7.4   Confidentiality of this Agreement. Retailer acknowledges that
           ---------------------------------
           the terms and conditions of this Agreement constitute Confidential Information which shall be governed by the terms of this Article 7.

     7.5   Confidentiality of Customer Data and Retailer's Policies.
           --------------------------------------------------------
           GSI acknowledges that it will be receiving from Retailer, and generating on line, Confidential Information critical to the Retailer's business and concerning Retailer's customers and various information concerning the operation of Retailer's business including but not limited to net purchasing prices, advertising co-op and discretionary fund amounts, specific marketing plans, specific on line sales and delivery dates of merchandise. GSI recognizes its obligation to keep such information confidential. Therefore, all GSI employees who may have access to any such Confidential Information will be required to execute confidentiality agreements and GSI shall use its best efforts to enforce the terms thereof. Such confidentiality agreements will specifically provide that the employee shall not discuss with any other retailers who may or may not be customers of GSI, any information concerning the Retailer or its customers. Prior to having the confidentiality agreement executed by any employees, GSI shall submit the form of confidentiality agreement to Retailer for its review and approval, such approval not to be unreasonably withheld or delayed.

           Further, GSI acknowledges it is presently a wholly owned subsidiary of Global Sports, Inc., a Delaware corporation ("Global"), and therefore affiliated with other subsidiaries of Global. GSI therefore represents and warrants to Retailer that it will establish a "Need to Know" policy with respect to such Confidential Information and only disseminate such Confidential Information to those employees and members of GSI's management who have a specific need to know such Confidential Information. In those instances, prior to the dissemination of such Confidential Information to those individuals, they will be required to execute confidentiality agreements specifically prohibiting such disclosure of such Confidential Information to anyone.

8.   EXCLUSIVE WEB AGREEMENT
     -----------------------

     During the Term, the Retailer, any subsidiary of the Retailer, shall not sell any sporting goods merchandise on the Internet (including the Web), nor use itself or allow a third party to use its URL, name or logo on the Web for the purpose of facilitating the sale of merchandise on the Web other than through GSI.

9.   URL, NAME AND LOGO USAGE
     ------------------------

     During the Term, the Retailer hereby grants to GSI the exclusive right to use, copy, modify and display the Retailer's name, logo and URL and such other names and logos as the Retailer owns and as may be listed on Schedule "1" attached hereto and made a part hereof, on the Retailer's Web Site, on invoices and packing slips, in connection with credit card charges, a toll free Web site customer service telephone line, and generally in connection with the operation of GSI's on-line business; provided however, GSI shall have no right to modify Retailer's name, logo or URL without Retailer's consent. Such Schedule shall be modified from time to time during the Term to add any new names and logos which the Retailer may register with the United States Patent and Trademark Office.

     The Retailer further grants to GSI the right to register a fictitious name of "Retailer.com" for the sole purpose of conducting business on the Retailer's Web Site and www.Retailer.com for the purpose of registering an Internet Domain Name on behalf of the Retailer. Retailer shall execute whatever documents are necessary in connection with such registrations.

10.  REPRESENTATIONS AND WARRANTIES.
     -------------------------------

     10.1 Retailer represents and warrants that at all times during the Term hereof:

           a. it has or will have the full right to grant to GSI the right to use its URL, names and logos as discussed in Article 9 above, including its Domain Name; and
           b. Retailer is authorized to advertise and market on its Web Site the brands of merchandise to be sold thereon;
           c. Prior to the Effective Date, if not already completed, Retailer shall register and maintain the Domain Name "Retailer.com" with Network Solutions or any similar successor entity. Retailer shall list itself as the owner and billing contact for the Domain Name "Retailer.com" and Retailer shall list GSI as the administrative and technical contact for the Domain Name "Retailer.com".

     10.2  GSI represents and warrants that:

           a. as of the execution of this Agreement, GSI is a wholly owned subsidiary of Global Sports, Inc., which is registered under the Securities Exchange Act of 1934, as amended; and
           b. no later than the Launch Date, GSI shall own, or have the valid right to use the software, hardware, processes, trade secrets, or other property used or to be used in the development, maintenance and operation of the Retailer's Web Site and that no such use will infringe on any copyright, U.S. patent, trademark or any other proprietary right of any third party.

     10.3 Each party represents and warrants to the other party that: (i) it is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and that it has the power and authority to enter into this Agreement and the transactions contemplated herein; (ii) the consummation of the transactions described by this Agreement shall not conflict with or result in a breach of any of the terms, provisions or conditions of its Articles of Incorporation or Bylaws, or any statute or administrative regulation or of any order, writ, injunction, judgment or decree of any court, regulatory or governmental authority or of any agreement (excluding vendor agreements) or instrument to which it is a party or by which it is bound or constitute a default thereunder; and (iii) this Agreement has been duly authorized, executed and delivered by it and this Agreement is valid, enforceable and binding upon each party in accordance with its terms.

11.  INDEMNIFICATION
     ---------------

     11.1 Retailer, at its own cost and expense, shall defend, indemnify and hold harmless GSI and any of its officers, directors, employees or agents from and against all damages, expenses, liabilities and other costs (including reasonable attorneys fees and court costs) arising as a consequence of GSI providing services pursuant to this Agreement
           a) from or related to a claim that GSI infringes a third party copyright, trademark or trade secret as a consequence of GSI's services to Retailer pursuant to this Agreement, or b) from Retailer's gross negligence, wilful or intentional misconduct.

     11.2 GSI, at its own cost and expense, shall defend, indemnify and hold harmless Retailer and any of its officers, directors, employees or agents from and against all damages, expenses, liabilities and other costs (including reasonable attorneys fees and court costs) arising
           a) from a claim made by any consumer that is related in any way to the Retailer's Web Site or GSI's services to Retailer provided pursuant to this Agreement, or b) from GSI's gross negligence, wilful or intentional misconduct and arising as a consequence of GSI providing services pursuant to this Agreement, or c) from a claim by any local, state or federal governmental unit that any sales or use tax is due as a result of the sale of merchandise on Retailer's Web Site. GSI's liability under this provision shall not be limited by the provisions of Section 14 hereof entitled "Limitation Upon Damages".

     11.3 Retailer shall have sole control of any defense of any claim made pursuant to Section 11.1 above, but GSI shall cooperate with Retailer in providing such defense.

     11.4 GSI shall have sole control of any defense of any claim made pursuant to Section 11.2 above, but Retailer shall cooperate with Retailer in providing such defense.

     11.5 Any party seeking indemnification shall notify the other party as soon as possible after such party seeking indemnification becomes aware of the claim.


12.  INSURANCE
     ---------

     12.1 GSI shall maintain in full force and effect products liability insurance coverage for merchandise sold on Retailer's Web Site in an amount of not less than [*] per occurrence. Such policy shall name Retailer as an additional insured.

     12.2 GSI shall deliver to Retailer certificates of insurance which stipulate that no less than ten days notice will be given to Retailer prior to the termination of the policy.

13.  TERMINATION
     -----------

     13.1  Termination for Cause by Either Party. This Agreement may be
           -------------------------------------
           terminated by either party in the event of any material breach of any of the terms and conditions of this Agreement by the other party which breach continues in effect after the breaching party has been provided with written notice of breach and ninety (90) days to cure such breach and fails to cure such breach. As used herein, "material breach" shall mean a failure by a party to this Agreement to perform any of its obligations the effect of which would substantially impair the value of this Agreement to the other party. By way of example only and not by way of limitation, GSI's failure to operate the Retailer's Web Site according to commercially reasonable standards as they may develop during the Term of this Agreement or failure to pay the Retailer its Revenue Share (or any other amount due to Retailer hereunder), would be a material breach of this Agreement by GSI. Retailer's failure to comply with its obligations pursuant to Section 5 above, or failure to provide GSI with the Retailer Content necessary to construct and/or maintain the Retailer's Web Site, would be a material breach of the Retailer's obligations under this Agreement.

     13.2  Termination for Cause Only by GSI. GSI may terminate this Agreement
           ---------------------------------
           without any notice to Retailer upon the occurrence of any of the following events:

               a. any representation or warranty contained herein becomes materially false or misleading; or
               b. a material change in the Retailer's business or business policies the effect of which would be to substantially impair the value of this Agreement to GSI, as determined by GSI in its sole reasonable judgment.

     13.3  Termination Without Cause by Either Party. In the absence of a
           -----------------------------------------
           material breach, this Agreement may only be terminated by the expiration of the Term, as may be extended pursuant to Section 2.3 above.

           In the event that the Agreement is terminated pursuant to this paragraph 13.3, Retailer shall have the right for a period of thirty days after such termination, to advise GSI that it desires to obtain a non exclusive license to utilize the software necessary for Retailer to continue to operate its own web site. The parties shall negotiate, in good faith, to reach an agreement which is satisfactory to both parties; provided however, in the event that the parties are unable to reach an agreement pursuant to which GSI would grant Retailer a non exclusive license as aforementioned, then GSI shall have no liability hereunder.

14.  LIMITATIONS UPON LIABILITY
     --------------------------

     UNDER NO CIRCUMSTANCES SHALL GSI BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES (REGARDLESS OF WHETHER SUCH DAMAGES ARISE OUT OF CONTRACTUAL, NEGLIGENCE OR OTHER LEGAL THEORIES) ARISING FROM OR RELATED TO RETAILER'S OR RETAILER'S CUSTOMERS' USE OF OR INABILITY TO ACCESS ANY PART OF THE INTERNET OR RETAILER'S OR RETAILER'S CUSTOMERS' RELIANCE ON OR USE OF INFORMATION, SERVICES OR MERCHANDISE PROVIDED ON OR THROUGH THE WEB SITE OR THE SERVICES, OR THAT RESULT FROM MISTAKES, OMISSIONS, INTERRUPTIONS, LOSS, THEFT, OR DELETION OF FILES, ERRORS, DEFECTS, DELAYS IN OPERATION, OR TRANSMISSION, OR ANY FAILURE OF PERFORMANCE. IN NO EVENT SHALL GSI BE LIABLE UNDER THIS AGREEMENT FOR MORE THAN THE GREATER OF A) [*], OR B) THE AMOUNTS PAID TO RETAILER DURING THE [*] MONTHS PRECEDING THE LAST ACT OR OMISSION GIVING RISE TO SUCH LIABILITY. IN ADDITION, RETAILER SHALL BE ENTITLED TO SEEK EQUITABLE RELIEF FROM THE COURT. THE REMEDIES SET FORTH IN THIS ARTICLE 14 CONSTITUTE THE SOLE AND EXCLUSIVE REMEDIES AVAILABLE TO RETAILER UNDER THIS AGREEMENT. IN NO EVENT SHALL EITHER PARTY BE LIABLE IN ANY RESPECT FOR CLAIMS BROUGHT MORE THAN TWELVE (12) MONTHS AFTER THE LAST ACT OR OMISSION GIVING RISE TO SUCH LIABILITY.

15.  PROPERTY RIGHTS AND OWNERSHIP
     -----------------------------

     The Retailer's Web Site shall consist of, and shall operate in conjunction with, multiple elements, all of which are subject to certain intellectual property rights. The parties' respective rights with respect to such elements shall be as set forth below. For purposes of this Agreement, the term "Ownership" shall refer to ownership of all right, title and interest in and to the respective elements, including, but not limited to, all patent, copyright, trade secret, trademark and any other similar intellectual property rights therein, as applicable.

          15.1 Retailer's URL shall be owned solely by the Retailer;

          15.2 Retailer's Web Site shall be owned solely by GSI;

          15.3 Software developed for the Retailer's Web Site, shall be owned solely by GSI, subject to any authorizations to use and approvals obtained by the Retailer and granted to GSI.

     With respect to intellectual property owned by each of them, Retailer and GSI shall both have rights associated with the ownership of intellectual property, including the right to copyright web sites and domains.

16.  GSI'S TWENTY DAY PERIOD TO EXECUTE
     ----------------------------------

     Retailer shall execute this Agreement first and deliver such executed Agreement to GSI which shall thereafter have twenty days from receipt to countersign the Agreement. During such twenty day period, Retailer shall have no right to withdraw the agreements which it executed and delivered to GSI.

17.  DISCONTINUANCE OR REGULATION OF THE INTERNET.
     ---------------------------------------------

     Retailer acknowledges and agrees that the Internet (including without limitation the Web) is a network of private and public networks, that GSI has no control over the Internet, and that GSI is not liable for the discontinuance of operation of any portion of the Internet or possible regulation of the Internet which might restrict or prohibit the operation of the Web site.

18.  FORCE MAJEURE
     -------------

     In the event that either party is unable to perform any of its obligations under this Agreement or to enjoy any of its benefits because of any event beyond the control of the affected party including, but not limited to, natural disaster, acts of God, actions or decrees of governmental bodies or failure of communications lines or networks (a "Force Majeure Event"), the party who has been so affected shall promptly give written notice to the other party and shall use its best efforts to resume performance. Upon receipt of such notice, all obligations under this Agreement shall be immediately suspended for the duration of such Force Majeure Event.

19.  WAIVER
     ------

     No delay or failure on the part of any party hereto in exercising any right, power or privilege under this Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege. No waiver shall be valid against any party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified.

20.  PRESS RELEASES
     --------------

     All voluntary public announcements concerning the transactions contemplated by this Agreement shall be mutually acceptable to both GSI and Retailer. Unless required by law, neither GSI on the one hand, and Retailer on the other hand, shall make any public announcement or issue any press release concerning the transactions contemplated by this Agreement without the prior written consent of GSI or Retailer, respectively. With respect to any announcement that any of the parties is required by law to issue, such party shall, to the extent possible under the circumstances, review the necessity for and the contents of the announcement with the other party before issuing the announcement; provided however, if either party cannot obtain the consent of the other party in a timely manner, the party required to comply with law may issue the press release or public announcement without obtaining the consent of the other party.

21.  GOVERNING LAW
     -------------

     This Agreement, the rights and obligations of the parties hereto, and any claims or disputes thereto, shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania (excluding the choice of law rules thereof).

22.  ASSIGNMENT
     ----------

     Retailer shall have no right to assign this Agreement without the prior written consent of GSI; provided, that Retailer shall have the right to assign this Agreement to any person or entity that acquires or succeeds to all or substantially all of such party's business or assets upon written notice to the other party.

23.  COUNTERPARTS
     ------------

     This Agreement may be signed in several counterparts, each of which shall be deemed an original, and all of which when taken together, shall be deemed a complete instrument.

24.  ENTIRE AGREEMENT
     ----------------

     This Agreement, including the Web Development Agreement, represents the entire agreement of the parties with respect to the subject matter hereof and may not be modified, except in writing, executed by all of the parties hereto. This Agreement supersedes all prior writings of the parties with respect to this subject matter.

25.  JURISDICTION
     ------------

     Should GSI file any legal action concerning this Agreement, the exclusive jurisdiction and venue of any dispute that arises hereunder shall be in the Court of Common Pleas of Montgomery

     County, Pennsylvania or the United States District Court for the Eastern District of Pennsylvania.

     Should Retailer file any legal action concerning this Agreement, the exclusive jurisdiction and venue of any dispute that arises hereunder shall be in the state courts of the State of Michigan or the United States District Court for the Western District of Michigan.

26.  INDEPENDENT CONTRACTORS
     -----------------------

     The relationship of the parties herein shall hereunder be that of independent contractors and nothing herein shall be construed to create a joint venture or partnership.

27.  SIGNING
     -------

     The parties executing this Agreement represents and warrants that they have full corporate authority to do so.

28.  BINDING EFFECT
     --------------

     This Agreement shall be binding upon the parties hereto, their successors and permitted assigns.

29.  HEADINGS
     --------

     Section headings contained in this Agreement are inserted for convenience or reference only and shall not be deemed to be a part of this Agreement for any other purpose.

30.  DISCLAIMER OF WARRANTIES
     ------------------------

     EXCEPT AS TO THE EXPRESS WARRANTIES CONTAINED IN THIS AGREEMENT, GSI MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, IN FACT OR IN LAW WITH RESPECT TO THE CREATION AND MAINTENANCE OF THE PRODUCT AND SERVICES PROVIDED FOR HEREUNDER, AND DISCLAIMS ALL OTHER WARRANTIES. RETAILER ACKNOWLEDGES AND AGREES THAT GSI HAS NOT MADE, NOR DOES HEREBY MAKE, ANY OTHER REPRESENTATION, WARRANTY OR COVENANT OF ANY KIND OR CHARACTER, EXPRESSED OR IMPLIED.

31.  NOTICES
     -------

     Any notices or writings to be sent hereunder shall be in writing and shall be by personal delivery, facsimile transmission or by certified or registered mail, return receipt requested, and shall be deemed given upon the earlier of actual receipt, five (5) days after deposit in the mail, or receipt by sender of confirmation of facsimile transmission. Notices shall be sent to the following addresses (or such other address as either party may specify in writing):

          IF TO GSI:     555 South Henderson Road
                         King of Prussia, PA 19406

                                Attention:  President

               Copy to:         David S. Mandel, Esq.
                                Astor Weiss Kaplan & Rosenblum, LLP
                                The Bellevue
                                Broad & Walnut Streets
                                6th Floor
                                Philadelphia, Penna., 19102

               IF TO RETAILER:  Michigan Sporting Goods Distributors, Inc.
                                3070 Shafer S.E.
                                Grand Rapids, Michigan, 49512

               Copy to:         Robert Diamond, Esquire
                                VARNUM RIDDERING SCHMIDT & HOWLETT
                                P.O. Box 352
                                Grand Rapids, MI 49501-0352


                 (SIGNATURES CONTAINED ON THE FOLLOWING PAGE)



     IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Agreement with intent to be legally bound hereby,the date and year written below.

GLOBAL SPORTS INTERACTIVE, INC.:        MICHIGAN SPORTING GOODS
                                          DISTRIBUTORS INC.


BY:   /s/ Michael Rubin                 BY: /s/ Bruce A. Ullery
   ---------------------------             -----------------------------
Title: President                        Title: Pres/CEO
      ------------------------                 -------------------------
Date: 3/19/99                           Date: Feb. 1, 1999
     -------------------------                --------------------------

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

                                   EXHIBIT A

                        WEB SITE DEVELOPMENT AGREEMENT
                        ------------------------------

     THIS Web site Development Agreement ("Agreement") dated the 1st day of February, 1999 (the "Services Start Date") by and between Global Sports Interactive, Inc., a Pennsylvania corporation (hereinafter referred to as "GSI") with an address of 555 South Henderson Road, King of Prussia, PA 19406 and Michigan Sorting Goods Distributors Inc.(hereinafter referred to as "Retailer") with an address of 3070 Shaffer S.E., Grand Rapids, Michigan, 49512

                             W I T N E S S E T H:


     WHEREAS, GSI and Retailer have entered into a E - Commerce Agreement pursuant to which GSI shall provided certain E - Commerce services to Retailer, including the development and maintenance of a web site; and

     WHEREAS, the parties have elected to enter into this Agreement in order to set forth the terms and conditions pursuant to which GSI shall develop a web site for Retailer.

     NOW, THEREFORE, in consideration of the mutual promises and terms herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged; and intending to be legally bound hereby, the parties hereto agree as follows:


1.   DEFINITIONS

     1.1 "Domain Name" means the domain name specified for the Web site by Retailer from time to time. The initial Domain Name is specified in Attachment A.

     1.2 "E-Commerce Agreement" means the E-Commerce Agreement by and between Retailer to which this Agreement is attached as Exhibit A.

     1.3 "Features Set" means the requirements set forth in Attachment A, as amended or supplemented in accordance with this Agreement.

     1.4 "Intellectual Property Rights" means any and all now known or hereafter known tangible and intangible (a) rights associated with works of authorship throughout the universe, including but not limited to copyrights, moral rights, and mask-works, (b) trademark and trade name rights and similar rights, (c) trade secret rights, (d) patents, designs, algorithms and other industrial property rights, (e) all other intellectual and industrial property rights (of every kind and nature throughout the universe and however designated) (including logos, "rental" rights and rights to remuneration), whether arising by operation of law, contract, license, or otherwise, and (f) all registrations, initial applications, renewals,

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extensions, continuations, divisions or reissues hereof now or hereafter in force (including any rights in any of the foregoing).

     1.5 "Milestone Delivery Schedule" means the schedule for development of the Web site set forth in Attachment A.

     1.6 "GSI Content" means all text, pictures, sound, graphics, video and other data and assets supplied by Retailer to GSI, as such materials may be modified from time to time.

     1.7 "GSI Products" means, collectively, the GSI Tools, the GSI Content and the GSI Work Product.

     1.8 "GSI Tools" means any tools, both in object code and source code form, which GSI has already developed or which GSI independently develops or licenses from a third party, excluding any tools which GSI creates pursuant to this Agreement. By way of example, GSI Tools may include, without limitation, toolbars for maneuvering between pages, search engines, Java applets, and ActiveX controls.

     1.9 "Production Schedule" shall mean the schedule agreed upon by the parties for the production of the Retailer's Web site, including the delivery of the Retailer Content and GSI Content by Retailer to GSI.

     1.10 "Retailer Content" means the Domain Name and all text, pictures, sound, graphics, video and other data and assets supplied by Retailer to GSI, as such materials may be modified from time to time.

     1.11 "Services" means the services provided by GSI hereunder to develop, host and maintain the Web site, in accordance with this Agreement.

     1.12 "Web site" means, collectively, the E - Commerce Shopping Experience and the Retailer Content made available on web pages under the Domain Name.

     1.13 "GSI Work Product" means all HTML files, Java files, graphics files, animation files, data files, technology, scripts and programs, both in object code and source code form, all documentation and any other deliverable used by GSI to create the Web site.

2.   WEB SITE DEVELOPMENT SERVICES

     2.1 Delivery of Initial Retailer Content. As soon as reasonably possible, GSI and Retailer shall agree upon a Production Schedule for the delivery by Retailer to GSI of the Retailer Content that Retailer intends for GSI to incorporate into the Web site. The parties acknowledge that Retailer will be able to deliver certain "static" information, such as store locations, promptly to GSI, and other Retailer Content, such as certain merchandise to be sold on the Retailer's Web site, at a later date closer to the Launch Date. The Retailer Content shall be in the format(s) designated by GSI. Upon Retailer's request, GSI shall assist Retailer in

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

the conversion of the Retailer Content into an acceptable form for use by the Web site.

     2.2 Web site Development Services. At no cost to Retailer, GSI shall provide design, programming and other consulting Services as specified in Attachment A to create the Web site. GSI will provide the Web site to Retailer in accordance with the Milestone Delivery Schedule.

     2.3 Project Liaisons. Each party's primary contact for development efforts shall be the project liaisons specified in Attachment A or the person otherwise designated in writing by Retailer or GSI, as the case may be.

     2.4 Acceptance. GSI shall make available final versions of the Web site for Retailer's review and acceptance. Retailer shall have ten (10) days to review and evaluate the Web site (the "Acceptance Period") to assess whether it substantially meets the Features Set. During the Acceptance Period, Retailer shall identify in writing to GSI all aspects of the Web site that do not substantially conform to the Features Set. Upon receipt of Retailer's list of non-conformities, GSI shall correct promptly all such non-conformities so that the Web site does substantially conform to the Features Set and GSI shall extend the Acceptance Period for a second ten (10) day Acceptance Period during which Retailer shall confirm that all non-conformities that were previously identified have been corrected. Notwithstanding the foregoing, the Web site shall be deemed accepted upon the earlier of: (i) its use in commerce; (ii) Retailer's failure to articulate any non-conformities during an Acceptance Period; or (iii) Retailer's acceptance of the Web site.

3.   WEB HOSTING AND MAINTENANCE SERVICES

     Following Retailer's acceptance of the Web site pursuant to Section 2.4, GSI shall provide the following web hosting and maintenance Services:

     3.1 Hosting Services. GSI shall load the Web site onto server(s) that are connected to the Internet and readily accessible via the Web through use of the Domain Names. GSI shall ensure that the Web site is functional and ready to process transactions in a reasonably efficient manner.

     3.2 Retailer Content. GSI shall upload all Retailer Content, including updates, to the Web site within seven days of delivery to GSI. Upon GSI's prior written consent, Retailer may electronically transmit or upload Retailer Content directly to the Web site.

     3.3 Maintenance Services. GSI shall maintain the Web site so that it functions in a reasonably error free manner and in accordance with practices and standards that are commercially reasonable for Internet retail sales, as they may develop during the term of this Agreement. Upon notification of an error in the Web site or of a non-conformity between the Web site and the Features Set, whether from Retailer or from any user of the Web site, GSI shall promptly commence an investigation into the reported error, and GSI shall, upon reproducing such error, use reasonable commercial

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

efforts to correct such error in a timely fashion. During such Maintenance Services, GSI shall ensure that the Web site is functional and ready to process transactions in a reasonably efficient manner, provided, however, GSI may,
                                               --------  -------
during low usage periods, temporarily block access to the Web site to perform Web site maintenance during periodic maintenance windows.

4.   ADDITIONAL SERVICES

     4.1 Search Engine Registration. When GSI makes the Web Site available to Retailer, GSI shall register the Web Site and Domain Name with all applicable search engines, at GSI's discretion. In addition, provided that there is no additional charges imposed, GSI shall register the Web Site on those search engines requested by Retailer.

     4.2 Domain Name Assistance. If requested by Retailer, GSI shall cooperate with Retailer in registering the Domain Name with InterNIC. Retailer shall own all right, title and interest in and to the Domain Name and all Intellectual Property Rights related thereto. Unless otherwise specified by Retailer, GSI shall, at Retailer's expense, assist Retailer in registration of the Domain Name.

5.   CONSIDERATION

In consideration for Retailer entering into the E Commerce Agreement, at no cost to Retailer, GSI shall perform the Services set forth in this Agreement.

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

6.   TERM AND TERMINATION

     6.1 Term. The term of this Agreement shall be conterminous with the term of the E- Commerce Agreement. In absence of a material breach, this Agreement may only be terminated by the expiration of the term.

     6.2 Termination. Termination of this Agreement shall be governed by the terms of Article 13 of the E -Commerce Agreement.

7.   WARRANTIES AND DISCLAIMERS.

     7.1 Cross Warranties. Retailer warrants as to the Retailer Content, and GSI warrants as to the GSI Products, that any materials and updates or enhancements there to shall not: (a) infringe on the Intellectual Property Rights of any third party or any rights of publicity or privacy; (b) violate any law, statute, ordinance or regulation (including without limitation the laws and regulations governing export control, unfair competition, antidiscrimination or false advertising); (c) be defamatory, trade libelous, unlawfully threatening or unlawfully harassing; (d) be obscene, pornographic or indecent.

     7.2 Representations and Warranties of Each Party. Each party represents and warrants to the other party that: (i) it is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and that it has the power and authority to enter into this Agreement and the transactions contemplated herein; (ii) the consummation of the transactions described by this Agreement shall not conflict with or result in a breach of any of the terms, provisions or conditions of its Articles of Incorporation or Bylaws, or any statute or administrative regulation or of any order, writ, injunction, judgment or decree of any court, regulatory or governmental authority or of any agreement or instrument to which it is a party or by which it is bound or constitute a default thereunder; and (iii) this Agreement has been duly authorized, executed and delivered by it and this Agreement is valid, enforceable and binding upon each party in accordance with its terms.

     7.3 Year 2000. GSI warrants that the Web site shall not suffer any material adverse effect as a result of a failure in any GSI Work Product or GSI Tools to be Y2K Compliant. A product or service which is "Y2K Compliant" is one that provides accurate results using data having date ranges spanning from January 1, 1980 through December 31, 2019 (the "Y2K Period"). By way of example and not of limitation, "Y2K Compliant" means, with respect to a product or service, that it can currently and shall, during the Y2K Period, continue to (a) manage and manipulate data involving all dates within the Y2K Period (including the fact that the year 2000 is a leap year) without functional or data abnormality related to such dates; (b) manage and manipulate data involving all dates within the Y2K Period without inaccurate results related to such dates;
(c) have user interfaces and data fields formatted to distinguish between dates within the Y2K Period; and (d) accurately identify and either reject or correct invalid date data during the Y2K Period. Provided a party otherwise complies with this Section 7.4, it will not be liable to the other party for any failure to perform obligations under this Agreement to the extent such failure arises from a

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

failure to be Y2K Compliant that (1) affects the non-performing party's customers or suppliers or (2) is beyond its reasonable control (e.g., a failure
                                                                ----
to be Y2K Compliant affecting a governmental entity).

     7.4 Disclaimer. THE WARRANTIES MADE IN THIS SECTION 7 ARE MADE IN LIEU OF ALL OTHER EXPRESS WARRANTIES, WHETHER ORAL OR WRITTEN AND EXCEPT AS SET FORTH IN THIS SECTION 7, GSI MAKES NO OTHER REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF TITLE, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

8.   OWNERSHIP

     8.1 Ownership of GSI Products. Retailer hereby acknowledges and agrees that as between Retailer and GSI, GSI owns all right, title and interest in and to the GSI Products and all applicable Intellectual Property Rights thereto. This Agreement confers no ownership interest in the GSI Products to Retailer.

     8.2 Ownership of Retailer Content. GSI hereby acknowledges and agrees that as between GSI and Retailer, Retailer owns all right, title and interest in and to the Retailer Content and all applicable Intellectual Property Rights thereto. Except for a limited non-exclusive license during the term to use the Retailer Content solely to perform its obligations hereunder, this Agreement confers no ownership interest in the Retailer Content to GSI.

9.   LIMITATION UPON LIABILITY.

     UNDER NO CIRCUMSTANCES SHALL GSI BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES (REGARDLESS OF WHETHER SUCH DAMAGES ARISE OUT OF CONTRACTUAL, NEGLIGENCE OR OTHER LEGAL THEORIES) ARISING FROM OR RELATED TO RETAILER'S OR RETAILER'S CUSTOMERS' USE OF OR INABILITY TO ACCESS ANY PART OF THE INTERNET OR RETAILER'S OR RETAILER'S CUSTOMERS' RELIANCE ON OR USE OF INFORMATION, SERVICES OR MERCHANDISE PROVIDED ON OR THROUGH THE WEB SITE OR THE SERVICES, OR THAT RESULT FROM MISTAKES, OMISSIONS, INTERRUPTIONS, LOSS, THEFT, OR DELETION OF FILES, ERRORS, DEFECTS, DELAYS IN OPERATION, OR TRANSMISSION, OR ANY FAILURE OF PERFORMANCE. IN NO EVENT SHALL GSI BE LIABLE UNDER THIS AGREEMENT FOR MORE THAN THE GREATER OF A) [*] OR B) THE AMOUNTS PAID TO RETAILER DURING THE [*] MONTHS PRECEDING THE LAST ACT OR OMISSION GIVING RISE TO SUCH LIABILITY. IN ADDITION, RETAILER SHALL BE ENTITLED TO SEEK EQUITABLE RELIEF FROM THE COURT. THE REMEDIES SET FORTH IN THIS ARTICLE 9 CONSTITUTE THE SOLE AND EXCLUSIVE REMEDIES AVAILABLE TO RETAILER UNDER THIS AGREEMENT. IN NO EVENT SHALL EITHER PARTY BE LIABLE IN ANY RESPECT FOR CLAIMS BROUGHT MORE THAN TWELVE (12) MONTHS AFTER THE LAST ACT OR OMISSION GIVING RISE TO SUCH LIABILITY.

10.  INDEMNITY.

     10.1 Retailer Indemnity. Subject to Section 10.3, Retailer shall defend, indemnify and hold GSI harmless against any third party claim, action, suit or proceeding: (i) Retailer's gross negligence, willful or

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

intentional misconduct; or (ii) any breach by Retailer of the warranties set forth in Sections 7.1 or 7.2.

     10.2 GSI Indemnity. Subject to Section 10.3, GSI shall defend, indemnify and hold Retailer harmless against any third party claim, action, suit or proceeding arising from: (i) GSI's gross negligence, willful or intentional misconduct; or (ii) any breach by GSI of the warranties set forth in Sections
7.1 or 7.2. GSI's liability hereunder shall not be limited by the provisions of
Section 9 above.

     10.3 Mechanic of Indemnities. The indemnifying party's obligations are conditioned upon the indemnified party: (a) giving the indemnifying party prompt written notice of any claim, action, suit or proceeding for which the indemnified party is seeking indemnity; (b) granting control of the defense and settlement to the indemnifying party; and (c) reasonably cooperating with the indemnifying party at the indemnifying party's expense

11.  MISCELLANEOUS.

     11.1 Incorporation of Certain Provisions of the E-Commerce Agreement. Sections 7, 8, 12, and Sections 17 through 29, inclusive, of the E-Commerce Agreement are hereby incorporated in their entirety into this Agreement.

     11.2 Interpretation of Agreements. With respect to the subject matter hereof, the E-Commerce Agreement shall control any conflict between the terms of this Agreement and the E-Commerce Agreement.

     11.3 Definitions. Any terms not specifically defined in this Agreement shall be construed in accordance with the definitions given such terms in the E-Commerce Agreement, or if such terms are not defined in the E-Commerce Agreement, then such terms shall be construed in accordance with their every day, common meaning.

     IN WITNESS WHEREOF, each of the parties have caused their duly authorized representatives to enter into this Agreement to be effected on the Services Start Date.


GLOBAL SPORTS INTERACTIVE, INC.:            MICHIGAN SPORTING GOODS
                                            DISTRIBUTORS INC.

By:      /s/ Michael Rubin                  By:    /s/ Bruce A. Ullery
         ------------------------                  -------------------------

Title: President                            Title: Pres/CEO
       --------------------------                  -------------------------

Date:   2/19/99                             Date: Feb. 1, 1999
       --------------------------                  -------------------------

Name: Michael Rubin                         Name: Bruce A. Ullery
      ---------------------------                 --------------------------
        (Please type or print)                      (Please type or print)

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                                 Attachment A

                               (TO BE COMPLETED)

Domain Name:

Format of Retailer Content:

Project Liaisons:
             For GSE.C:                             For Retailer:

FEATURES SET
------------

    1.     PRODUCT SEARCH
    2.     BROWSE CATEGORIES
    3.     RECOMMENDATION TOOLS
    4.     ADVANCE PRODUCT PRESENTATION
    5.     SHOPPING CART
    6.     GIFT GIVING FUNCTIONALITY
    7.     REMOTE PUBLISHING TOOLS FOR HUMAN RESOURCES AND PRESS ROOM
    8.     SALES TAX CONFIGURATION
    9.     PRODUCT REVIEWS
    10.    24/7 CUSTOMER SUPPORT
    11.    AFFILIATE PROGRAM FUNCTIONALITY
    12.    ON LINE GIFT CERTIFICATES
    13.    LAND BASED STORES GIFT CERTIFICATES
    14.    STORE LOCATOR
    15.    FINANCIAL INFORMATION
    16.    FREQUENTLY ASKED QUESTIONS
    17.    COMMUNITY PROGRAMS
    18.    COMPANY PROFILE
    19.    ON LINE ORDER STATUS


MILESTONE DELIVERY SCHEDULE:
---------------------------

TASK                                              ESTIMATED COMPLETION DATE
----                                              -------------------------

DISCOVERY AND PLANNING                            MARCH 15, 1999
COMMENCE ENGINE ENGINEERING                       JULY 31, 1999
ESTABLISH FULFILLMENT CAPABILITIES                APRIL 30, 1999
RETAILER WEB SITE DEVELOPMENT                     JULY 31, 1999
QUALITY CONTROL REVIEW AND REVISIONS              AUGUST 21, 1999
ALPHA TESTING                                     SEPTEMBER 1, 1999
BETA  (SOFT LAUNCH)                               SEPTEMBER 30, 1999
WEB SITE LAUNCH TO GENERAL PUBLIC                 OCTOBER 1 - DECEMBER 1,1999
MEDIA AND PROMOTIONS                              OCTOBER 1 - DECEMBER 1,1999


                     SCHEDULE 1 TO E - COMMERCE AGREEMENT
                     ------------------------------------

                RETAILER'S TRADEMARKS, TRADENAMES AND LOGOS TO
                ----------------------------------------------

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

----
 MC  SPORTS
----


MC Sports has their name and logo as a registered trademark.

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